As filed with the U.S. Securities and Exchange Commission on November 9, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Toast, Inc.

(Exact name of registrant as specified in its charter)

Delaware	45-4168768
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

401 Park Drive, Suite 801

Boston, MA 02215

(Address of principal executive offices, including zip code)

Amended and Restated 2014 Stock Incentive Plan

(Full title of the plan)

Christopher P. Comparato

Chief Executive Officer

Toast, Inc.

401 Park Drive, Suite 801

Boston, MA 02215

(617) 297-1005

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Mark T. Bettencourt, Esq. Gregg L. Katz, Esq. Andrew R. Pusar, Esq. Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 (617) 570-1000	Brian R. Elworthy, Esq. General Counsel Toast, Inc. 401 Park Drive, Suite 801 Boston, MA 02215 (617) 297-1005

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A common stock, $0.000001 par value per share(3)	3,525,831	$57.10	$201,324,951	$18,663

(1)

Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Class A common stock (“Class A common stock”) that become issuable under the stock option awards set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Class A common stock.

(2)

Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $57.10 per share, which is the average of the high and low prices of the Registrant’s Class A common stock on November 8, 2021, as reported on the New York Stock Exchange.

(3)

Represents (i) 2,725,831 shares of common stock issued pursuant to the exercise of stock options granted under the Registrant’s Amended and Restated 2014 Stock Incentive Plan (as amended, the “2014 Plan”) and (ii) 800,000 shares of common stock issued pursuant to restricted stock awards granted under the 2014 Plan.

EXPLANATORY NOTE

This registration statement contains two parts, Part I and Part II. The first part of this registration statement contains a “reoffer prospectus” prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8). This reoffer prospectus may be used for reoffers and resales on a continuous or delayed basis of certain of those shares of Class A common stock of Toast, Inc. (“us,” “we,” or the “Registrant”) referred to above that constitute “restricted securities,” within the meaning of the Securities Act, by certain stockholders that are current and former employees and service providers of the Registrant and their immediate family members and affiliated trusts (the “Selling Stockholders”) for their own accounts. As specified in General Instruction C of Form S-8, the amount of securities to be reoffered or resold under the reoffer prospectus by each Selling Stockholder and any other person with whom such Selling Stockholder is acting in concert for the purpose of selling the Registrant’s securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act. The second part contains information required to be set forth in the Registration Statement pursuant to Part II of Form S-8.

REOFFER PROSPECTUS

Toast, Inc.

3,525,831 Shares of Class A Common Stock

This prospectus relates to 3,525,831 shares of Class A common stock, $0.000001 par value per share (the “Shares”), of Toast, Inc., which may be offered from time to time by certain stockholders that are our current and former employees and service providers and their immediate family members and affiliated trusts (the “Selling Stockholders”) for their own accounts. We will not receive any of the proceeds from the sale of Shares by the Selling Stockholders made hereunder. The Shares were acquired by the Selling Stockholders pursuant to our Amended and Restated 2014 Stock Incentive Plan, as amended (the “2014 Plan”).

The Selling Stockholders may sell the securities described in this prospectus in a number of different ways and at varying prices, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. The Selling Stockholders may sell any, all, or none of the Shares and we do not know when or in what amount the Selling Stockholders may sell their Shares hereunder following the effective date of this registration statement. The price at which any of the Shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. The Shares may be sold at the market price of the Class A common stock at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of shares. The Shares may be sold through underwriters or dealers which the Selling Stockholders may select. If underwriters or dealers are used to sell the Shares, we will name them and describe their compensation in a prospectus supplement. We provide more information about how the Selling Stockholders may sell their Shares in the section titled “Plan of Distribution.” The Selling Stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders will be borne by us.

Our Class A common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “TOST.” On November 8, 2021, the last reported sale price of our Class A common stock was $58.38 per share.

The amount of securities to be offered or resold under this reoffer prospectus by each Selling Stockholder or other person with whom he or she is acting in concert for the purpose of selling our securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

We are an “emerging growth company” as defined under the federal securities laws and, as such, we have elected to comply with certain reduced reporting requirements for this prospectus and may elect to do so in future filings.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in “Risk Factors” beginning on page 2 of this prospectus.

The Securities and Exchange Commission (the “SEC”) may take the view that, under certain circumstances, the Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See the section titled “Plan of Distribution.”

Neither the SEC nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 9, 2021.

Prospectus

You should rely only on the information contained in this prospectus or in any accompanying prospectus supplement by us or on our behalf. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the Selling Stockholders are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our Class A common stock. Our business, financial condition, results of operations and prospects may have changed since such date.

“Toast,” our logo, and our other registered or common law trademarks, service marks, or trade names appearing in this prospectus are the property of Toast, Inc. Other trademarks and trade names referred to in this prospectus are the property of their respective owners.

Unless the context otherwise requires, the terms “Toast,” “the company,” “we,” “us” and “our” in this prospectus refer to Toast, Inc. and its consolidated subsidiaries.

THE COMPANY

Our mission is to empower the restaurant community to delight their guests, do what they love, and thrive.

Toast is a cloud-based, end-to-end technology platform purpose-built for the entire restaurant community. Our platform provides a comprehensive suite of software as a service products, financial technology solutions including integrated payment processing, restaurant-grade hardware, and a broad ecosystem of third-party partners. We serve as the restaurant operating system, connecting front of house and back of house operations across dine-in, takeout, and delivery channels. As of June 30, 2021, approximately 48,000 restaurant locations across approximately 29,000 customers, processing over $38 billion of gross payment volume in the trailing 12 months, partnered with Toast to optimize operations, increase sales, engage guests, and maintain happy employees .

Corporate Information

We were incorporated under the laws of Delaware in December 2011 under the name Opti Systems, Inc. We changed our name to Toast, Inc. in May 2012. Our principal executive offices are located at 401 Park Drive, Boston, Massachusetts 02215 and our telephone number is (617) 297-1005. Our website address is www.toasttab.com. We do not incorporate the information on or accessible through our website into this prospectus, and you should not consider any information on, or that can be accessed through, our website to be part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

RISK FACTORS

Investing in our Class A common stock involves a high degree of risk. Before investing in our Class A common stock, you should carefully consider the risks set forth in the section titled “Risk Factors” in our Quarterly Report on Form 10-Q (File No. 001-40819), filed with the Securities and Exchange Commission on November 9, 2021, which are incorporated by reference herein, and subsequent reports filed with the SEC, together with the financial and other information contained or incorporated by reference in this prospectus. If any of the risks actually occur, our business, results of operations, financial condition and prospects could be harmed. In that event, the trading price of our Class A common stock could decline, and you could lose part or all of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the federal securities laws, which are statements that involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:

•	our future financial performance, including our revenue, cost of revenue or expenses, or other operating results;

•	our ability to successfully execute our business and growth strategy;

•	the sufficiency of our cash, cash equivalents and investments to meet our liquidity needs;

•	anticipated trends and growth rates in our business and in the markets in which we operate;

•	our ability to maintain the security and availability of our platform;

•	our ability to increase the number of customers using our platform;

•	our ability to retain, and to sell additional products and services to, our existing customers;

•	our ability to successfully expand in our existing markets and into new markets;

•	our expectations concerning relationships with third parties;

•	our ability to effectively manage our growth and future expenses;

•	our estimated total addressable market;

•	our ability to maintain, protect and enhance our intellectual property;

•	our ability to comply with modified or new laws and regulations applying to our business;

•	the attraction and retention of qualified employees and key personnel;

•	our anticipated investments in sales and marketing and research and development;

•	our ability to successfully defend litigation brought against us;

•	the increased expenses associated with being a public company;

•	the impact of the COVID-19 pandemic on our business and industry;

•	our ability to compete effectively with existing competitors and new market entrants; and

•	our ability to integrate companies and assets that we have or may acquire.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section titled “Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events, or circumstances could differ materially from those described in the forward-looking statements.

The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may make.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus. And while we believe such information provides a reasonable basis for such statements, such information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Shares. All proceeds from the sale of the Shares will be for the account of the Selling Stockholders, as described below. See the sections titled “Selling Stockholders” and “Plan of Distribution” described below.

SELLING STOCKHOLDERS

The following table sets forth information regarding beneficial ownership of our common stock as of October 15, 2021, as adjusted to reflect the Shares that may be sold from time to time pursuant to this prospectus, for all Selling Stockholders, consisting of the individuals shown as having shares listed in the column entitled “Shares Being Offered.”

The Shares offered by the Selling Stockholders hereunder include an aggregate of 3,525,831 outstanding Shares acquired by certain of our current and former employees and service providers upon the exercise of stock options and the issuance of restricted stock awards.

We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. In computing the number of shares beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares of Class A common stock and Class B common stock, par value $0.000001 per share (the “Class B Common Stock”), subject to options held by the person that are currently vested and exercisable or would become vested and exercisable within 60 days of October 15, 2021 and all shares of Class A common stock and Class B Common Stock underlying restricted stock units held by that person that will vest based on service-based vesting conditions within 60 days of October 15, 2021. However, we did not deem such shares outstanding for the purpose of computing the percentage ownership of any other person.

We have based percentage ownership of our common stock before this offering on 25,000,000 shares of our Class A common stock outstanding as of October 15, 2021 and 479,612,046 shares of our Class B common stock outstanding as of October 15, 2021.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Toast, Inc., 401 Park Drive, Suite 801, Boston, MA 02215.

	Shares Beneficially Owned Prior to the Offering		Shares Being Offered(1)	Shares Beneficially Owned After the Offering(2)
Selling Stockholder	Number	Percentage(3)	Number	Number	Percentage(3)
Christopher P. Comparato(4)	12,442,260	2.46%	800,000	11,642,260	2.30%
Brian R. Elworthy(5)	906,435	*	110,000	796,435	*
Stephen Fredette(6)	33,243,875	6.59%	500,000	32,743,875	6.49%
Aman Narang(7)	25,855,890	5.11%	1,700,000	24,155,890	4.77%
Named Selling Stockholders(8)	4,733,234	*	414,513	4,318,721	*
Other Selling Stockholders(9)	9,385	*	1,318	8,067	*

*	Represents beneficial ownership of less than 1%.
(1)

Reflects shares of our Class A common stock offered under this prospectus, including shares of Class A common stock issuable upon conversion of outstanding shares of Class B common stock. The Class B common stock is convertible at any time by the holder into shares of Class A common stock on a share-for-share basis.

(2)

Assumes that all of the Shares held by each Selling Stockholder and being offered under this prospectus are sold, and that no Selling Stockholder will acquire additional shares of common stock before the completion of this offering.

(3)

For purposes of calculating this percentage, includes the aggregate number of shares of Class A common stock and Class B common stock held by the holders (to the extent such holder holds any shares of Class B common stock).

(4)

Consists of 2,659,840 shares held by Christopher P. Comparato, 7,742,420 shares held by the Comparato Family Holding Trust dated July 27, 2018, which includes 800,000 of the shares offered, 200,000 shares held by the CEC Irrevocable Trust, 200,000 shares held by the EAC Irrevocable Trust, 200,000 shares held by the SCC Irrevocable Trust, and 1,440,000 shares underlying outstanding stock options that are or will be immediately exercisable within 60 days of October 15, 2021.

(5)

Consists of 428,930 shares held by Brian R. Elworthy, which includes 110,000 of the shares offered, 109,175 shares held by The Brian R. Elworthy Grantor Retained Annuity Trust of 2019, and 368,330 shares underlying outstanding stock options that are or will be immediately exercisable within 60 days of October 15, 2021.

(6)

Consists of 23,653,040 shares held by Stephen Fredette, which includes 500,000 of the shares offered, 6,833,335 shares held by the SHFA 2021 Nominee Trust, 2,000,000 shares held by The SHFA Family Trust, 750,000 shares held by the Fredette Family Nominee Trust, and 7,500 shares underlying outstanding stock options that are or will be immediately exercisable within 60 days of October 15, 2021.

(7)

Consists of 23,772,840 shares held by Aman Narang, which includes 1,700,000 of the shares offered, 200,000 shares held by the Narang Family Irrevocable Trust FBO Fitzgerald Family, 93,675 shares held by the Narang Family Irrevocable Trust FBO Varun Narang, 65,665 shares held by the Narang Family Irrevocable Trust FBO Lia Narang, 65,665 shares held by the Narang Family Irrevocable Trust FBO Noah Narang, 17,735 shares held by the Narang Family Irrevocable Trust FBO Vijay and Madhu Narang, and 1,640,310 shares underlying outstanding stock options that are or will be immediately exercisable within 60 days of October 15, 2021.

(8)

Includes the following 233 named non-affiliate persons, each of whom beneficially owns at least 1,000 Shares: Aaron Gusinov, Adam Dziki, Alan Zhao, Alexander Alvarez, Alexander Kamisher Alexander Mckee, Alicia Mascia, Alisa Aylward, Alison Lie, Alpha Kiflu, Alyssa Bailey, Amanda Losapio, Amelia Filippini, Amy Ahrens, Andrew Mcdowell, Andrew Neumann, Andrew Yoon, Anne Venvertloh, Anthony Forlizzi, Anthony Fusco, Anthony Wu, Ashley Calderon, Ashley Murphy, Ashley Swadley, Austin Joseph, Ben Sheard, Benjamin Alman, Binghuan Zhang, Binken Pang, Blair Li, Blakely Chanowski, Bora Hwang, Brendan Mcauliffe, Brendan Peterson, Brian Frederick, Brian Klioze, Bridget Haskell, Brigitte Kofos, Caitlin Fox, Cary Magaram, Cassandra Inglin, Chance Kirsch, Charles Fay, Chelsea Abdalla, Christopher Duncan, Christopher Endersby, Christopher Heller, Christopher Kennedy, Christopher Lempka, Christopher Spadea, Ciaran Coffey, Clement Masson, Connor Mcauliffe, Connor Whittemore, Cortney Mecimore, Courtney Koehn, Cristina Brautigam, Daniel Choi, Daniel Ghaowi, Daniel Riggs, Danielle Sexton, Daphne Placais, David Burgess, Denise Hotta, Dominic Gutkin-Nicolas, Dwayne Rogers, Dyllan Runner, Eden Shoshan, Edwina Nowicki, Elizabeth Cournoyer, Elizabeth Heritage, Ellyn Montrie, Eric Antich, Eric Johnson, Eric Wolski, Gabriel Allen, Gabrielle Ruddock-Fisk, Gabrielle Tofani, Garreth Woods, Grant Martin, Hayley Kreckler, Henri Fatigate, Hernan Onzalo, Ian Hickey, Ilde Quintero, Isaac Chang, Jack Scheufele, Jackson Brewer, Jackson Lambirth, Jacqueline Mink, James Andre, James Richards, James Zinckgraf, Jason Berk, Jason Dunphy, Jason Moens, Jason Semine, Jason Stewart, Javier Lopez, Jeff Zeman, Jefferson Young, Jeffery Shivers, Jill Rose, Joanne Chan, John Mauro, John Porter, John Ross, John Ryan, Johnathan Turley, Johnathon Laurence, Jonathan Stolter, Jonathan Vassil, Jonathan Young, Julia Waechter, Julio Arevalo, Justin Bradley, Justin Laumann, Karen Devincent, Kasey Carollo, Katelyn Muller, Katherine Swanson, Kathryn Baker, Kayla Gerlach, Kelly Esten, Kelsey Nelson, Kenneth Lo, Kevin Choi, Kevin Cormier, Kevin Dazkevich, Kevin Rich, Kevin White, Khanh Duong, Kimberly McCarty, Kristen Brann, Kristen Daly, Kristen Del Rio, Kristian Naranjo, Kristina Banderas, Leo Nolan, Lily Pytel, Logan Amstey, Lori Tavis, Lucas Digia, Lynnette Drake, Madelyn Weil, Madison Stevens, Manikandan Ranganathan, Manoj Sonavane, Marek Kotecki, Maria Scholl, Maria Xia, Marissa Choy, Marissa Hale, Mary Therese Daly, Matthew Alvarez, Matthew Baumgartner, Matthew Chiasson, Matthew Cox, Matthew Mariano, Matthew Moffat, Maya Barrett, Michael Addison, Michael Jackson, Michael Lee, Michael Mueller, Michael Potter, Michael Wilkins, Miroslava Kotsan, Mitchell Gallerstein, Molly Short, Morgan Bradford, Nathan Cox, Nathan Gingrich, Nathan Kamens, Nicholas Candage, Nicholas Morrin, Nicholas Szathmary, Nicholas Valeri, Oleg Golberg, Olivia Joslin, Panupun Lachitavongs, Paragi Patel, Paul Anastas, Peter Watson, Preslie Quinn, Rachael Perry, Rachael Smith, Rachel Park, Richard Jagolta, Rishin Shah, Roger King, Rohit Shenoy, Ruben Cagnie, Ryan Brown, Ryan Dobbs, S Rgio Pianko, Samantha Derosa, Samantha Trudo, Samuel Kusinitz, Sara Greenberg, Sarah Castle, Sarah Pinch, Sarah Vance, Sarah Wooden, Sean Dooley, Sean Eckelman, Sean Sheehe, Seong Hwang, Sheedy Victor, Shreyas Mehta, Stanley Volkman III, Stephanie Hastings, Stephanie Oppliger, Stephen Booth, Stephen Pember, Steven Camerlengo, Thomas Newton, Tim Superko, Timothy Clinton, Timothy Frazer, Toby Mayers, Tomaso Mukai, Tyler Karlen, Tzvi Miller, Victor Del Porto, Wei-Hsiu Luo, William Ceglarski, William Riegelmann, Xianda Long, Yueyue Wang, Yumeng Guo, Yung-Yue Fung, Zachary Baharozian, Zachary Friedlander, Zachary Schrier, and Zachary Walsh. Certain of these persons are current or former employees of the Registrant.

(9)

Includes 19 unnamed non-affiliate persons, each of whom beneficially owns less than 1,000 Shares and each of whom may sell up to such amount using this prospectus. Each of these persons beneficially owns less than 1%. Certain of these persons are current or former employees of the Registrant.

PLAN OF DISTRIBUTION

We are registering the Shares covered by this prospectus to permit the Selling Stockholders to conduct public secondary trading of these Shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the Shares offered by this prospectus. The aggregate proceeds to the Selling Stockholders from the sale of the Shares will be the purchase price of the Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Shares covered by this prospectus. The Selling Stockholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Shares to be made directly or through agents.

The Shares offered by this prospectus may be sold from time to time to purchasers:

•	directly by the Selling Stockholders, or

•	through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Stockholders or the purchasers of the Shares.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Stockholders and any underwriter, broker-dealer or agent regarding the sale of the Shares by the Selling Stockholders.

The Shares may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to such prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These sales may be effected in one or more transactions:

•	on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, including the New York Stock Exchange;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•	any other method permitted by applicable law; or

•	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Stockholders, the aggregate amount of Shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Stockholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.

The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each resale or other transfer. There can be no assurance that the Selling Stockholders will sell any or all of the Shares under this prospectus. Further, we cannot assure you that the Selling Stockholders will not transfer, distribute, devise or gift the Shares by other means not described in this prospectus. In addition, any Shares covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Stockholders and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Stockholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular Shares being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

The Selling Stockholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

The validity of the Shares offered hereby has been passed upon by Goodwin Procter LLP, Boston, Massachusetts.

EXPERTS

The consolidated financial statements of Toast, Inc. at December 31, 2020 and 2019, and for each of the two years in the period ended December 31, 2020 appearing in Toast, Inc.’s Registration Statement (Form S-1 No. 333-259104), as amended, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The following documents filed with the SEC are hereby incorporated by reference in this prospectus:

(a)

The Registrant’s prospectus dated September  21, 2021, filed pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-259104), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed.

(b)	The Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 9, 2021 (File No. 001-40819).

(c)	The Registrant’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on September 27, 2021 and October 15, 2021 (File No. 001-40819).

(d)

The description of the Registrant’s Class A common stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-40819) filed with the Commission on September 20, 2021 under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the Registration Statement which indicates that all of the shares registered hereunder have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ADDITIONAL INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge by linking directly from our website at www.toasttab.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.

The Registrant hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Requests for documents should be directed to Toast, Inc., Attention: Office of the General Counsel, 401 Park Drive, Suite 801, Boston, MA, (617) 297-1005.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 to be contained in the Section 10(a) prospectus is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the SEC. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the SEC by the Registrant are incorporated by reference into this Registration Statement:

(a)

The Registrant’s prospectus dated September  21, 2021, filed pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-259104), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed.

(b)	The Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 9, 2021 (File No. 001-40819).

(c)	The Registrant’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on September 27, 2021 and October 15, 2021 (File No. 001-40819).

(d)

The description of the Registrant’s Class A common stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-40819) filed with the Commission on September 20, 2021 under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the Registration Statement which indicates that all of the shares registered hereunder have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

None.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents.

The Registrant’s amended and restated certificate of incorporation and second amended and restated bylaws contain provisions that limit the liability of the Registrant’s directors and officers for monetary damages to the fullest extent permitted by Delaware law. Consequently, a director will not be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

•	any breach of their duty of loyalty to the Registrant or its stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	any transaction from which they derived an improper personal benefit.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of a director will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

In addition, the Registrant’s second amended and restated bylaws provide that the Registrant will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of its directors or officers or is or was serving at its request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The Registrant’s second amended and restated bylaws provide that it may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of its employees or agents or is or was serving at its request as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Registrant’s second amended and restated bylaws also provides that it must advance expenses incurred by or on behalf of a director in advance of the final disposition of any action or proceeding, subject to very limited exceptions.

Further, the Registrant has entered into indemnification agreements with each of its directors and executive officers that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements will require the Registrant, among other things, to indemnify its directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements will also require the Registrant to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding. The Registrant believes that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

The limitation of liability and indemnification provisions included in the Registrant’s amended and restated certificate of incorporation, second amended restated bylaws and in indemnification agreements that it enters into with its directors and executive officers may discourage stockholders from bringing a lawsuit against its directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against its directors and executive officers, even though an action, if successful, might benefit the Registrant and other stockholders. Further, a stockholder’s investment may be harmed to the extent that the Registrant pays the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. At present, the Registrant is not aware of any pending litigation or proceeding involving any person who is or was one of its directors, officers, employees or other agents or is or was serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for which indemnification is sought, and the Registrant is not aware of any threatened litigation that may result in claims for indemnification.

The Registrant has or expects to obtain insurance policies under which, subject to the limitations of the policies, coverage is provided to its directors and executive officers against losses arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to the Registrant with respect to payments that may be made by the Registrant to these directors and executive officers pursuant to its indemnification obligations or otherwise as a matter of law.

Item 8.	Exhibits.

		Incorporated by Reference
Exhibit Number	Exhibit Title	Form	File No.	Exhibit	Filing Date	Filed Herewith

4.1	Amended and Restated Certificate of Incorporation of the Registrant.	S-1/A	333-259104	3.2	September 13, 2021

4.2	Amended and Restated Bylaws of the Registrant.	S-1	333-259104	3.4	August 27, 2021

4.5	Form of Class A Common Stock Certificate of the Registrant.	S-1	333-259104	4.1	September 13, 2021

5.1	Opinion of Goodwin Procter LLP.					X

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.					X

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1).					X

24.1	Power of Attorney (contained on signature page hereto).					X

99.1	Amended and Restated 2014 Stock Incentive Plan, as amended, and forms of agreements thereunder.	S-1/A	333-259104	10.2	August 27, 2021

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts, on November 9, 2021.

TOAST, INC.

By:	/s/ Christopher P. Comparato
Christopher P. Comparato
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Christopher P. Comparato, Stephen Fredette, Aman Narang, and Brian R. Elworthy, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign the Registration Statement on Form S-8 of Toast, Inc., and any or all amendments (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher P. Comparato Christopher P. Comparato	Chief Executive Officer and Director (Principal Executive Officer)	November 9, 2021

/s/ Elena Gomez Elena Gomez	Chief Financial Officer (Principal Financial Officer)	November 9, 2021

/s/ Paul Bell Paul Bell	Director	November 9, 2021

/s/ Kent Bennett Kent Bennett	Director	November 9, 2021

/s/ Susan E. Chapman-Hughes Susan E. Chapman-Hughes	Director	November 9, 2021

/s/ Stephen Fredette Stephen Fredette	Co-President Co-Founder, and Director	November 9, 2021

/s/ Mark Hawkins Mark Hawkins	Director	November 9, 2021

/s/ Aman Narang Aman Narang	Co-President, Co-Founder, Chief Operating Officer, and Director	November 9, 2021

/s/ Deval L. Patrick Deval L. Patrick	Director	November 9, 2021

/s/ David Yuan David Yuan	Director	November 9, 2021